Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-                ) pertaining to the Cadence Bancorporation 2018 Employee Stock Purchase Plan of our reports dated February 28, 2020, with respect to the consolidated financial statements of Cadence Bancorporation and the effectiveness of internal control over financial reporting of Cadence Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama

May 29, 2020